[LOGO OMITTED]                                                    [LOGO OMITTED]


        o     SIGNATURE OF A TERM SHEET TO REFINANCE VIALOG'S DEBT
        o     ANNUAL CASH SAVINGS FROM DEBT REFINANCING ESTIMATED
              TO BE U.S. $4.5 MILLION


MONTPELLIER, FRANCE - MARCH 22, 2001 - Genesys S.A. (Euronext: 3955) and Vialog Corporation (Amex: VX) jointly announce that they have received commitments from a bank group for a U.S. $ 125 million senior credit facility that will permit Vialog Corporation to refinance its outstanding debt following its acquisition by Genesys. In addition to the refinancing of approximately U.S. $ 90 million of Vialog debt, the credit facility will provide for the refinancing of Genesys' existing debt and a U.S. $ 10 million working capital line of credit. Participants in the credit facility will include BNP Paribas, CIBC World Markets and Fortis Bank. Genesys and Vialog expect that the credit facility will be fully documented and available in approximately 4 weeks. Availability of the credit facility is subject to due diligence, documentation and other customary conditions for a facility of this kind.

The terms provided by the term sheet signed with the banks should enable the new Group to generate approximately U.S. $ 4.5 million of annual cash savings related to interest costs compared with Vialog's current interest costs.

As previously announced, the Genesys capital increase relating to the Vialog acquisition will be submitted for approval by the shareholders of Genesys on March 23, 2001. Similarly, Vialog shareholders will be voting on the merger at a shareholders meeting on March 23, 2001. The merger closing is scheduled to occur in conjunction with the loan closing.

As per the merger agreement, the exchange ratio will now be determined on the basis of the volume-weighted average share price of Genesys shares on Euronext-Paris for the 10 consecutive trading days ending on the second trading day prior to the day of the closing. Vialog's termination right remains unchanged, although Vialog's board yesterday re-affirmed its intention to proceed with the merger under current market conditions.

The Board of Genesys previously announced it has decided, based on current conditions, not to exercise its right to adjust the exchange ratio if the Board of Vialog were to decide to exercise its right to terminate the merger agreement. The exchange ratio will thus under current conditions be fixed at a maximum of 0.6703 ADSs for each Vialog share, resulting in a maximum dilution rate of 26.5 %.

Genesys Conferencing and Vialog have both reaffirmed their continuing interest in the strategic combination of their businesses.


ABOUT GENESYS CONFERENCING:

FOUNDED IN 1986, GENESYS CONFERENCING IS THE WORLD'S LEADING CONFERENCING SPECIALIST : AUDIO CONFERENCE, DATA CONFERENCE, VIDEO CONFERENCE AND WEBSTREAMING. WORKING IN A RAPIDLY GROWING MARKET AND ENJOYING UNIQUE WORLD-WIDE COVERAGE AS A RESULT OF ITS GEOGRAPHIC EXPANSION POLICY, GENESYS CONFERENCING HAS ESTABLISHED ITS ADVANCED TECHNOLOGY IN 16 COUNTRIES THROUGHOUT EUROPE, ASIA PACIFIC AND THE UNITED STATES. GENESYS CONFERECING IS LISTED ON THE NOUVEAU MARCHE IN PARIS (EUROCLEAR CODE: 3955).

ABOUT VIALOG::

VIALOG IS A LEADING PROVIDER OF TELECONFERENCING AND MESSAGING, SERVICES INCLUDING AUDIOCONFERENCING, VIDEOCONFERENCING, WEB CONFERENCING, VOICEMAIL BROADCAST, E-MAIL BROADCAST AND FAX BROADCAST. VIALOG HELPS ITS MORE THAN 6,000 CORPORATE CUSTOMERS COMMUNICATE MORE PROFESSIONALLY, EFFICIENTLY AND EFFECTIVELY BY DELIVERING SUPERIOR CUSTOMER SERVICE AND AN EXTENSIVE RANGE OF ENHANCED AND CUSTOMIZED CONFERENCING SOLUTIONS. VIALOG'S COMMON STOCK (SYMBOL: VX) IS QUOTED ON AMEX. FOR MORE INFORMATION, VISIT VIALOG.COM FOR DIRECT, ONLINE ACCESS TO VIALOG'S CONFERENCING AND MESSAGING SERVICES.



AT GENESYS CONFERENCING
-----------------------

PIERRE SCHWICH              MARINE BRUN               FLORENCE CATEL
EVP, Finance                Shareholder and           Press Relations
                            Investor Relations
Tel: +33 4 67 06 27 55      Tel: +33 4 67 06 75 17    Tel:  +33 4 67 06 27 49
Pierre.scwich@genesys.com   investor@genesys.com      florence.catel@genesys.com
-------------------------   --------------------      --------------------------


AT VIALOG
---------

MIKE SAVAGE
Chief Financial Officer
Tel : 781-761-6200
Msavage@vialog.com
------------------


US SEC FILINGS

Genesys has filed a registration statement on Form F-4 (No. 333-55392) with the United States Securities and Exchange Commission. The Form F-4 contains a proxy statement / prospectus relating to the Vialog special meeting and other related documents. Vialog plans to mail the proxy statement/prospectus contained in the Form F-4 to its stockholders. The Form F-4 and proxy statement/prospectus contain important information about Genesys, Vialog, the Vialog transaction and related matters. Investors and stockholders should read the proxy statement/prospectus and the other documents filed with the US SEC in connection with the Vialog transaction carefully before they make any decision with respect to the Vialog transaction. A copy of the merger agreement with respect to the Vialog transaction has been filed by Vialog as an exhibit to its Form 8-K dated October 2, 2000. The Form F-4, the proxy statement/prospectus, the Form 8-K and all other documents filed with the US SEC in connection with the transaction are available free of charge at the US SEC's web site at www.sec.gov. In addition, the proxy statement/prospectus, the Form 8-K and all other documents filed with the US SEC in connection with the Vialog transaction will be made available to investors free of charge by calling or writing to:

GENESYS S.A.
PIERRE SCHWICH
Chief Financial Officer
4 Rue Jules Ferry, BP 1145
34008 Montpellier, Cedex 1, France
Phone: 33 4 67 06 27 55
Email: pierre.schwich@genesys.com
       --------------------------


VIALOG CORPORATION
MICHAEL E. SAVAGE
Chief Financial Officer
32 Crosby Drive
Bedford, MA 01730
Phone: 781-761-6200
Email: msavage@vialog.com
       ------------------

In addition to the Form F-4, the proxy statement/prospectus and the other documents filed with the US SEC in connection with the Vialog transaction, Vialog is obligated to file annual, quarterly and special reports, proxy statements and other information with the US SEC. You may read and copy any reports, statements and other information filed with the US SEC at the US SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the other public reference rooms in New York, New York and Chicago, Illinois. Please call the US SEC at 1-800-SEC-0330 for further information on public reference rooms. Filings with the US SEC also are available to the public from commercial document-retrieval services and at the web site maintained by the US SEC at http//www.sec.gov.
       ------------------


Forward-Looking Statements
--------------------------
This release contains statements that constitute forward looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements are statements other than historical information or statements of current condition. These statements appear in a number of places in this release and include statements concerning the parties' intent, belief or current expectations regarding future events, including: the transactions to which the parties may be a party; competition in the industry; changing technology and future demand for products; changes in business strategy or development plans; ability to attract and retain qualified personnel; worldwide economic and business conditions; regulatory, legislative and judicial developments; financing plans; and trends affecting the parties' financial condition or results of operations. Forward looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward looking statements as a result of various factors. Although management of the parties believe that their expectations reflected in the forward looking statements are reasonable based on information currently available to them, they cannot assure you that the expectations will prove to have been correct. Accordingly, you should not place undue reliance on these forward looking statements. In any event, these statements speak only as of the date of this release. Except to the extent required by law, the parties undertake no obligation to revise or update any of them to reflect events or circumstances after the date of this release, or to reflect new information or the occurrence of unanticipated events.